The Strength of Big, the Service of Small 2010 annual report

First Merchants Corporation

Corporate Profile

First Merchants Corporation (Nasdaq: FRME) is the largest financial holding company based in Central Indiana. Since 1893, First Merchants has provided the best of what banking can offer, customer-valued products and services delivered locally by bankers who are known and trusted in their communities. The Corporation has grown to include banks with 79 locations in 23 Indiana and 2 Ohio counties, a trust company and a multi-line insurance company. As of December 31, 2010 total asset size of First Merchants Corporation was $4.2 billion.

We are focused on building deep, lifelong client relationships and providing maximum shareholder value. We provide an experience where customers can bank with their neighbors, realizing that our business begins and ends with people.

BANK DIVISIONS
Bank divisions within the corporation include:

First Merchants Bank N.A., in Adams, Brown, Delaware, Fayette, Hamilton, Hendricks, Henry, Howard, Jay, Johnson, Madison, Miami, Morgan, Randolph, Union, Wabash, Wayne in Indiana and Butler County, Ohio.

Lafayette Bank and Trust Company, a division of First Merchants Bank N.A., in Carroll, Clinton, Jasper, Montgomery, Tippecanoe and White Counties.

Commerce National Bank, a division of First Merchants Bank N.A., in Franklin County, Ohio.

First Merchants Trust Company, a division of First Merchants Bank, N.A., represents one of the largest trust companies in the state of Indiana.

The Corporation also operates First Merchants Insurance Group, a full-service property, casualty, personal lines, and health care insurance agency.

Table of Contents
Financial Highlights	1
To Our Stockholders	2
The Year in Review	4
Financial Statements	8
Locations	15
Directors & Executive Officers	17
Corporate Information	17

MISSION

To deliver superior personalized financial solutions to consumer and closely held commercial clients in diverse community markets by providing sound advice and products that exceed customer expectations.

2010 Annual Report 1

FINANCIAL HIGHLIGHTS
	December 31		Percent
(Dollars in thousands, except share data)	2010	2009	Change

YEAR-END BALANCES
Total Assets	$4,170,848	$4,480,952	-	6.9%
Total Loans	2,857,152	3,277,824	-	12.8
Total Deposits	3,268,880	3,536,536	-	7.6
Total Stockholders' Equity	454,408	463,785	-	2.0

RESULTS OF OPERATIONS
Net Interest Income	$143,569	$153,346	-	6.4%
Total Other Income	48,544	51,201	-	5.2
Provision for Loan Losses	46,483	122,176	-	62.0
Total Other Expenses	142,311	151,558	-	6.1
Net Income (Loss) available to common stockholders	11,722	(45,742)	+	125.6

PER SHARE DATA
Net Income (Loss) Per Share (Diluted) available to common stockholders	$0.48	$(2.17)	+	122.1%
Cash Dividends Paid - Common	0.04	0.47	-	91.5
December 31 Book Value - Common	15.11	16.55	-	8.7
December 31 Market Value (Bid Price) - Common	8.86	5.94	+	49.2

FINANCIAL RATIOS
Return on Average Assets	0.27%	(0.98)%	+	127.6%
Return on Average Stockholders' Equity	2.49	(9.59)	+	126.0
Allowance for Loan Losses as % of Total Loans	2.90	2.81	+	3.2

See Annual Report on Form 10-K for complete consolidated financials.

Average Stockholders' Equity (in millions)	Net Interest Margin on Earning Assets	Allowance as % of Loans	Loan to Deposit Ratio

2 First Merchants Corporation

TO OUR STOCKHOLDERS:
The results of 2010 are much better than those of 2009 — a $57 million positive swing in profitability and a $14 million improvement in earnings in the fourth quarter over those of the same quarter of 2009. Certainly a substantial improvement, but not nearly what we can achieve.

Here are a few comparative highlights: (a more detailed analysis follows in the “The Year in Review,” beginning on page 4.) Earnings per share for 2010 were $0.48 compared with a loss of $2.17 per share in 2009. The improved results reflected an approximate $10 million gain achieved when we restructured some of our CPP capital (Government’s Capital Purchase Program), improved net investment income, and substantially reduced amounts needed to provide for loan losses, thus indicating an improving trend in the quality of our loans.

Simultaneously, our net interest margin improved 13 basis points to 3.87 percent of earning assets from the previous year. This resulted from additional core deposits, improved funding costs and reduced interest rates in effect in 2010. Equally important, our net interest margin was 5.2 percent better than our banking peers.

Finally, earnings from operations were the highest in our fourth quarter, and it appears that trend is continuing in 2011, barring any unforeseen events this year. That said, 2010 figures are history, and we believe that shareholders want to know more about the outlook for 2011.

THE LOOK AHEAD

First, the economy seems to be recovering from the doldrums of the past two years. Second, our two largest

Charles E. Schalliol, Chairman, (left) with Michael C. Rechin, President & CEO markets (Indianapolis, Indiana, and Columbus, Ohio,) are achieving improved results largely because we’ve hit upon a successful marketing strategy that attracts higher-income, financially sound commercial borrowers. As a result, we are able to channel funds beyond the needs of our mature markets into these growing markets without the usual costs to fund these additional loans. Because these are quality relationships located in markets where we already have staff to administer and service these relationships, our costs relative to them are more economical.

OPTIMAL SIZE

The costs to a be a public corporation and an FDIC insured bank weigh disproportionately heavily on small bank holding companies, as they have relatively few bank offices to absorb these costs. As a result they have little left over for marketing ventures and improving customer services.

“Marked improvements throughout the Company enabled us to earn demonstrably more in 2010 than in 2009. More important, we are better positioned in all of our markets to drive earnings even higher.”
— Michael C. Rechin, President and CEO

2010 Annual Report 3

Consequently, their ability to compete is challenged. Some may become available for mutually beneficial acquisitions that will fit well within our community banking model. With more than $4 billion in assets we are well positioned to secure additional growth in the marketplace.

Our size (the largest in central Indiana) relative to the national banking giants also plays in our favor: Simply stated, we are more nimble and able to prioritize service.

Our ability to move quickly becomes strategically decisive in delivering customer service. This we think will prove to be the factor that determines future banking prosperity. Size also impacts costs. The smaller banks find their pay structure insufficient to attract outstanding personnel, and the giant national banks have layers of bureaucracy that slow the decision process and make many loans less profitable.

In short we’re large enough to outcompete smaller banks when it comes to introducing and delivering new products and services and yet agile enough to outmaneuver the larger banks when it comes to personalized service.

While attractive acquisitions will almost certainly become available in the years ahead, we do not rely on them as the primary driver to boost earnings. Rather, we believe the lion’s share of our results will be derived primarily from expanding our core business, which is precisely our focus for the next several years.

Shareholder Relations

A sizable portion of our plan going forward is to make the inherent worth of our bank holding company more readily visible to the investing community. Given what the near-term future appears to hold, we believe that value investors may well be attracted to our stock as it is presently selling for just under 90 percent of tangible book value.

We plan to utilize our website more effectively and make our investment rationale more transparent to our shareholders.

Further, we recognize the present dividend falls short of what income investors require. We plan to address this as soon as a larger payout becomes assuredly sustainable.

Finally, at the start of 2010, we challenged our associates to deliver the service that would be the envy in all of our markets, streamlined our operations to bring us a unified front throughout our systems and improved our capital structure to enable us to thrive as we embark upon the next phase of our growth plan. We believe we are well on our way.

Sincerely,

/s/ Michael C. Rechin
Michael C. Rechin
President and CEO

/s/ Charles E. Schalliol
Charles E. Schalliol
Chairman of the Board

March 21, 2011

Total Capital to Risk-weighted Assets	Tier 1 Capital to Risk-weighted Assets	Tier 1 Capital to Average Assets	Tangible Capital to Tangible Assets

4 First Merchants Corporation

THE YEAR IN REVIEW

IMPROVEMENTS IN STOCKHOLDERS’ EQUITY

Our efforts during this past year resulted in improved performance throughout the organization. Our primary efforts were to improve our capital structure, specifically the mix of Hybrid Capital and Equity Capital. Here’s what we did and why it’s important.

In February 2009, we decided to participate in the U.S. Treasury’s voluntary Capital Purchase Program (CPP ) and received $116 million in equity capital by issuing 116,000 shares of Preferred Stock and a warrant to purchase additional shares of the company’s common stock.

Fast forward to March of 2010. Here we took the initiative and presented the U.S. Treasury with a proposal to exchange $46.4 million of the Company’s cumulative perpetual preferred stock for trust preferred securities. They agreed, and on June 30th we completed the transaction, which resulted in a $10.1 million gain due to the favorable accounting treatment of the newer securities. This transaction increased the holding company’s Tangible Common Equity Ratio nearly 25 basis points.

Second, we raised $24.15 million in private placement equity by selling 4.2 million common shares to six different institutional investors. All told these activities improved the bank’s key capital ratios to even healthier levels and substantially above the “well capitalized” regulatory guidelines.

Top: Because of the accelerated growth of their Company, Mr. Patrick James, CEO and David Washburn of Heritage Technologies partnered with First Merchants and secured $11.5 million in loans to build a 30,000 sq. ft. expansion to add new product lines to their mirconutrient business. Middle: Home to Super Bowl 2012, Indianapolis is growing faster than the national average and is one of the Bank’s fastest growing markets. Right: We grew deposits last year in our Lafayette market, home to the Purdue Research Park where more than 140 companies working in the fields of life sciences, advanced manufacturing and engineering, have originated. First Merchants has developed several banking relationships with companies located at the 725 acre campus just north of Purdue University.

2010 Annual Report 5

A RET URN TO PROFITABILITY

For the year, the Company earned $0.48 cents per common share from net income totaling $11.7 million. This compares quite favorably to 2009’s results of a loss of $2.17 per common share and a net loss of $45.7 million. The $57 million swing to the positive was driven by prudent management of the loan portfolio which resulted in a dramatic $75.7 million reduction in the provision for loan losses to $46.5 million compared with $122.2 million in 2009. Net interest income after provision for loan losses increased 211% to $97 million, up from $31.1 million in 2009. This, along with a reduction in our expenses, proved our resiliency to adapt to what is still a sluggish economy.

Above: Not content to stand pat, the Bank continues to invest in its mature markets. First Merchants is investing nearly $1 million to upgrade its Madison Street location in Muncie.
Because of a nation-wide consumer focus on reducing debt and much uncertainty in the job market, our total assets were down $311 million to $4.17 billion at the end of 2010. We simply did not lend as much money last year as we did in 2009, and total loans, including those held for sale decreased by $421 million to $2.86 billion.

However, we did not sit idle. We used the additional liquidity to pay down higher-priced deposit liabilities and advances from the Federal Home Loan Bank. These reductions totaled $400 million for 2010.

Further, we took the remaining surplus funds and reinvested them in our investment portfolio which now totals $827 million, an increase of $264 million during the past year. Its yield is an enviable 4.15% compared with our peer group’s average of approximately 3.75%. Management has worked diligently on the portfolio and is pleased with its position over the near term.

THE ONLY CONSTANT IS CHANGE

One of the most important accomplishments last year was the melding of our back-office operations into one common platform that will enable us to move decisively quicker and more profitably when we implement system wide changes in our efforts to better serve our customer. Part of it was necessitated because of the various banking charters that we maintained and part of it was caused by the evolution of banking software. Previously the Company had nine different charters. Now we have one. This has become increasingly important as a direct result of the dramatic changes in the banking industry and the demographic changes of our customers.

6 First Merchants Corporation

In 1990 there were slightly more than 15,000 banks. Today that number is 7,830. This consolidation is expected to accelerate in the next five years with estimates putting the number of banks at 5,000, an additional 33% reduction.

In addition to consolidation, banks today are faced with the online banking explosion of services. Households banking on line grew 170% from 2001 to 2009. Mobile banking software, unheard of a few years ago, is now available for

Above: Columbus, OH: Our custom marketing program, unheard of for a bank our size, is geared toward privately held companies with an emphasis in healthcare. The Bank provided several loans to Drs. Love and Barry that enabled them to greatly expand their dental practice as well as assisted them in restructuring the partnership. While the dental practice had several competitive banking bids to chose from ultimately their access to the Bank’s senior management for counsel and service let them choose First Merchants division, Commerce National.

2010 Annual Report 7

just about every smartphone. Generation Y consumers value mobile device capabilities more than the availability of branches and ATMs when choosing a bank. Couple this definite transition from a physical to a virtual distribution of banking services and one can see how a single platform from which new services and features can be implemented immediately delivers a compelling argument for First Merchants. As banking regulations become increasingly onerous for smaller banks, even the higher performing ones will have to consider a merger if they want to serve these changing demographics.

Our back-office operations center is intelligently designed to handle a demonstrably larger asset base than it does currently with no discernible increase in expense.

BOAR D OF DIRECTORS CHANGES
We wish to acknowledge the departure of two board members. Thomas Clark has chosen to not stand for reelection after 22 years of faithful and valuable service.

Barry Hudson is leaving us because he has reached the mandatory retirement age for our directors. Barry joined us with the acquisition of First National Bank of Portland in 1999 and has been a banking and community leader in our East Central Indiana markets. Their candor and advice in these trying times were especially valuable, and each will be sorely missed.

We wish them well in their future endeavors.

Small business loans will help drive earnings in our markets in 2011.

Total Return Performance

The following graph compares the cumulative 5-year total return to shareholders on First Merchants Corporation’s common stock relative to the cumulative total returns of the Russell 2000 index and the SNL Bank $1B – $5B index. The graph assumes that the value of the investment in the Corporation’s common stock and in each of the indexes (including reinvestment of dividends) was $100 on December 31, 2005 and tracks it through December 31, 2010.

Index	Dec. 31, 2005	Dec. 31, 2006	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2010
First Merchants Corporation	100.00	108.47	90.75	96.23	27.29	40.91
Russell 2000	100.00	118.37	116.51	77.15	98.11	124.46
SNL Bank $1B-$5B	100.00	115.72	84.29	69.91	50.11	56.81

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

8 First Merchants Corporation

FIVE–YEAR SUMMARY OF SELECTED FINANCIAL DATA

(Dollars In thousands, except share data)	2010	2009	2008	2007	2006
OPERATIONS(1)
Net Interest Income Fully Taxable Equivalent (FTE) Basis	$149,434	$159,068	$133,083	$117,247	$114,076
Less Tax Equivalent Adjustment	5,865	5,722	3,699	4,127	3,981
Net Interest Income	143,569	153,346	129,384	113,120	110,095
Provision for Loan Losses	46,483	122,176	28,238	8,507	6,258
Net Interest Income After Provision for Loan Losses	97,086	31,170	101,146	104,613	103,837
Total Other Income	48,544	51,201	36,367	40,551	34,613
Total Other Expenses	142,311	151,558	108,792	102,182	96,057
Income (Loss) Before Income Tax Expense (Benefit)	3,319	(69,187)	28,721	42,982	42,393
Income Tax Expense (Benefit)	(3,590)	(28,424)	8,083	11,343	12,195
Net Income (Loss)	6,303	(40,763)	20,638	31,639	30,198
Gain on Exchange of Preferred Stock to Trust Preferred Debt	10,052
Preferred Stock Dividends and Discount Accretion	(5,239)	(4,979)
Net Income (Loss) Available to Common Stockholders	$11,722	$(45,742)	$20,638	$31,639	$30,198

PER SHARE DATA
Basic Net Income (Loss) Available to Common Stockholders	$0.48	$(2.17)	$1.14	$1.73	$1.64
Diluted Net Income (Loss) Available to Common Stockholders	0.48	(2.17)	1.14	1.73	1.64
Cash Dividends Paid - Common	0.04	0.47	0.92	0.92	0.92
December 31 Book Value - Common	15.11	16.55	18.69	18.88	17.75
December 31 Tangible Book Value - Common	9.21	9.25	10.93	11.60	10.52
December 31 Market Value (Bid Price) - Common	8.86	5.94	22.21	27.84	27.19

AVERAGE BALANCES (2)
Total Assets	$4,271,715	$4,674,590	$3,811,166	$3,639,772	$3,371,386
Total Loans (2)	3,050,850	3,546,316	3,002,628	2,794,824	2,569,847
Total Deposits	3,337,747	3,603,509	2,902,902	2,752,443	2,568,070
Securities Sold Under Repurchase Agreements (long-term portion)	24,250	24,250	34,250	23,813
Total Federal Home Loan Bank Advances	107,753	243,105	237,791	259,463	234,629
Total Subordinated Debentures, Revolving Credit Lines and Term Loans	126,650	110,826	107,752	104,680	99,456
Total Stockholders' Equity	470,379	477,148	349,594	330,786	319,519

YEAR-END BALANCES (1)
Total Assets	$4,170,848	$4,480,952	$4,784,155	$3,782,087	$3,554,870
Total Loans (2)	2,857,152	3,277,824	3,726,247	2,880,578	2,698,014
Total Deposits	3,268,880	3,536,536	3,718,811	2,884,121	2,750,538
Securities Sold Under Repurchase Agreements (long-term portion)	24,250	24,250	34,250	34,250
Total Federal Home Loan Bank Advances	82,684	129,749	360,217	294,101	242,408
Total Subordinated Debentures, Revolving Credit Lines and Term Loans	226,440	194,790	135,826	115,826	83,956
Total Stockholders' Equity	454,408	463,785	395,903	339,936	327,325

FINANCIAL RATIOS (1)
Return on Average Assets	0.27%	-0.98%	0.54%	0.87%	0.90%
Return on Average Stockholders' Equity	2.49	(9.59)	5.90	9.56	9.45
Average Earning Assets to Total Assets (1)	90.42	94.74	72.39	90.15	91.15
Allowance for Loan Losses as % of Total Loans	2.90	2.81	1.33	0.98	0.99
Dividend Payout Ratio	8.33	n/m (3)	80.70	53.18	56.10
Average Stockholders' Equity to Average Assets	11.01	10.21	9.17	9.09	9.48
Tax Equivalent Yield on Earning Assets	5.32	5.56	6.44	7.10	6.92
Cost of Supporting Liabilities	1.45	1.82	2.60	3.55	3.21
Net Interest Margin on Earning Assets	3.87	3.74	3.84	3.55	3.71

The following selected data has been taken from the Corporation's consolidated financial statements. Refer to First Merchants Corporations Annual Report on Form 10-K for complete consolidated financials.
______________________________
(1)
On December 31, 2008, the Corporation acquired 100 percent of the outstanding stock of Lincoln Bancorp, the holding company of Lincoln Bank; which was located in Plainfield, Indiana. Lincoln Bank was a state chartered bank with branches in central Indiana. Lincoln Bancorp was merged into the Corporation and in 2009, Lincoln Bank was ultimately merged into First Merchants Bank, National Association, a subsidiary of the Corporation. The Corporation issued approximately 3,040,415 shares of its common stock at a cost of $19.78 per share and approximately $16.8 million in cash to complete the transaction. As a result of the acquisition, the Corporation has an opportunity to increase its customer base and continue to increase its market share. The purchase had a recorded acquisition price of $77,290,000, including investments of $122,093,000; loans of $628,277,000, premises and equipment of $15,624,000; other assets of $86,091,000; deposits of $655,370,000; other liabilities of $136,280,000 and goodwill of $19,813,000. Additionally, core deposit intangibles totaling $12,461,000 were recognized and will be amortized over ten years. The combination was accounted for under the purchase method of accounting. All assets and liabilities were recorded at their fair values as of December 3!, 2008. The purchase accounting adjustments are being amortized over the life of the respective asset or liability.

(2)	Includes loans held for sale.
(3)	Not meaningful.

2010 Annual Report 9

CONSOLIDATED BALANCE SHEETS

(Dollars In thousands, except share data)	December 31,
	2010	2009
ASSETS
Cash and due from banks	$50,844	$76,801
Federal funds sold	7,463	102,346
Cash and cash equivalents	58,307	179,147
Interest-bearing time deposits	65,216	74,025
Investment securities available for sale	539,370	413,607
Investment securities held to maturity (fair value of $286,270 and $147,336)	287,427	149,510
Mortgage loans held for sale	21,469	8,036
Loans	2,835,683	3,269,788
Less: Allowance for loan losses	(82,977)	(92,131)
Net loans	2,752,706	3,177,657
Premises and equipment	52,450	55,804
Federal Reserve and Federal Home Loan Bank stock	33,884	38,576
Interest receivable	18,674	20,818
Core deposit intangibles	12,662	17,383
Goodwill	141,357	141,357
Cash surrender value of life insurance	96,731	94,636
Other real estate owned	20,927	14,879
Tax asset, deferred and receivable	45,623	64,394
Other assets	24,045	31,123
TOTAL ASSETS	$4,170,848	$4,480,952

LIABILITIES
Deposits:
Noninterest-bearing	$583,696	$516,487
Interest-bearing	2,685,184	3,020,049
Total deposits	3,268,880	3,536,536
Borrowings:
Securities sold under repurchase agreements	109,871	125,687
Federal Home Loan Bank advances	82,684	129,749
Subordinated debentures, revolving credit lines and term loans	226,440	194,790
Total Borrowings	418,995	450,226
Interest payable	4,262	5,711
Other liabilities	24,303	24,694
Total Liabilities	3,716,440	4,017,167

COMMITMENTS AND CONTINGENT LIABILITIES STOCKHOLDERS' EQUITY
Preferred Stock, no-par value:
Authorized - 500,000 shares
Series A, issued and outstanding - 69,600 and 116,000 shares	67,880	112,373
Cumulative Preferred Stock, $1,000 par value, $1,000 liquidation value:
Authorized - 600 shares
Issued and outstanding - 125 shares	125	125
Common Stock, $.125 stated value:
Authorized - 50,000,000 shares
Issued and outstanding - 25,574,251 and 21,227,741 shares	3,197	2,653
Additional paid-in capital	232,503	206,600
Retained earnings	160,860	150,860
Accumulated other comprehensive loss	(10,157)	(8,826)
Total Stockholders' Equity	454,408	463,785
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,170,848	$4,480,952

See Annual Report on Form 10-K for complete consolidated financials.

10 First Merchants Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
(Dollars In thousands, except share data)	2010	2009	2008
INTEREST INCOME
Loans receivable:
Taxable	$174,070	$205,616	$198,385
Tax-exempt	515	1,038	1,013
Investment securities:
Taxable	12,957	12,335	12,046
Tax-exempt	10,377	9,587	5,855
Federal funds sold	26	118	28
Deposits with financial institutions	381	366	755
Federal Reserve and Federal Home Loan Bank stock	1,252	1,379	1,391
Total Interest Income	199,578	230,439	219,473
INTEREST EXPENSE
Deposits	39,876	58,391	67,581
Federal funds purchased	5	28	1,856
Securities sold under repurchase agreements	1,712	1,997	2,600
Federal Home Loan Bank advances	5,368	9,232	11,168
Subordinated debentures, revolving credit lines and term loans	9,048	7,445	6,884
Total Interest Expense	56,009	77,093	90,089
NET INTEREST INCOME	143,569	153,346	129,384
Provision for loan losses	46,483	122,176	28,238
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	97,086	31,170	101,146
OTHER INCOME
Service charges on deposit accounts	13,283	15,128	13,002
Fiduciary activities	7,692	7,409	8,031
Other customer fees	8,990	7,922	6,776
Commission income	6,225	6,397	5,824
Earnings on cash surrender value of life insurance	2,098	1,614	(267)
Net gains and fees on sales of loans	6,806	6,849	2,490
Net realized gains on sales of available for sale securities	3,406	11,141	599
Other-than-temporary impairment on available for sale securities	(3,049)	(11,134)	(2,682)
Portion of loss recognized in other comprehensive income before taxes	1,505	4,405
Net impairment losses recognized in earnings	(1,544)	(6,729)	(2,682)
Other income	1,588	1,470	2,594
Total other Income	48,544	51,201	36,367
OTHER EXPENSES
Salaries and employee benefits	73,253	76,325	63,006
Net occupancy	9,935	10,250	7,711
Equipment	7,323	7,595	6,659
Marketing	1,970	2,134	2,311
Outside data processing fees	5,093	6,186	4,087
Printing and office supplies	1,259	1,419	1,214
Core deposit amortization	4,721	5,109	3,216
FDIC assessments	8,121	10,394	857
Other real estate owned and credit related expenses	12,436	9,823	2,785
Other expenses	18,200	22,323	16,946
Total other Expenses	142,311	151,558	108,792
INCOME (LOSS) BEFORE INCOME TAX	3,319	(69, 187)	28,721
Income tax expense (benefit)	(3,590)	(28,424)	8,083
NET INCOME (LOSS)	6,909	(40,763)	20,638
Gain on exchange of preferred stock for trust preferred debt	10,052
Preferred stock dividends and discount accretion	(5,239)	(4,979)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$11,722	$(45,742)	$20,638
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$0.48	$(2.17)	$1.14
Diluted	$0.48	$(2.17)	$1.14

See Annual Report on Form -K for complete consolidated financials.

2010 Annual Report 11

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	December 31,
(Dollars In thousands, except share data)	2010	2009	2008
Net income (loss)	$6,909	$(40,763)	$20,638
Other comprehensive income (loss), net of tax:
Unrealized holding gain (loss) on securities available for sale arising during the period, net of tax of $106, ($5,587) and $1,356	(197)	!0,376	(2,5!8)
Unrealized gain (loss) on securities available for sale for which a portion of an other-than-temporary impairment has been recognized in income, net of tax of $539, $1,333 and $0	(1,001)	(2,476)
Unrealized gains (losses) on cash flow hedges:
Unrealized gains (losses) arising during the period, net of tax of ($155), $622 and ($1)	288	(933)	2
Reclassification adjustment for gains (losses) included in net income net of tax of $652, $1,544 and ($833)	(1,210)	(2,868)	!,250
Defined Benefit Pension Plans, net of tax of ($526), ($1,826) and $7,689
Net Gain Arising During Period	156	3,043	(!!,5!8)
Prior Service Cost Arising During Period	583	(326)
Amortization of Prior Service Cost	50	22	(!5)
	(1,331)	6,838	(!2,799)
Comprehensive income (loss)	$5,578	$(33,925)	$7,839

The following table represents the components of accumulated other comprehensive income:

	December 31,
(Dollars In thousands)	2010	2009
Net unrealized gain (loss) on securities available for sale	$2,767	$6,650
Net unrealized loss on securities available for sale for which a portion of an other-than-temporary impairment has been recognized in income	(1,001)	(2,476)
Net realized gain on cash flow hedges	288
Defined Benefit Plans	(12,211)	(!3,000)
	$(10,157)	$(8,826)

See Annual Report on Form 10-K for complete consolidated financials.

12 First Merchants Corporation

	Preferred
(Dollars In thousands, except share data)	Shares	Amount
BALANCES, DECEMBER 31, 2007
Net Income for 2008
Cash Dividends ($.92 per Share)
Effects of changing the pension plan measurement date pursuant to FASB No. 158
Service Cost, interest cost and expected rate of return on plan assets for October 1 - December 31, 2009, net of tax
Amortization of prior service costs for October 1 - December 31, 2007, net of tax
Cumulative preferred stock issued	125	$125
Other Comprehensive Income (Loss), Net ofTax
Tax Benefit from Stock Options Exercised
Share-based Compensation
Stock Issued Under Employee Benefit Plans
Stock Issued Under Dividend Reinvestment and Stock Purchase Plan
Stock Options Exercised
Stock Redeemed
Issuance of Stock Related to Acquisitions
BALANCES, DECEMBER 31, 2008	125	$125
Net Loss for 2009
Cash Dividends on Common Stock ($.47 per Share)
Cash Dividends on Preferred Stock under Capital Purchase Program
Warrants issued under Capital Purchase Program
Accretion of Discount on Preferred Stock		619
Preferred Stock issued under Capital Purchase Program	116,000	111,754
Other Comprehensive Income, Net of Tax
Tax Benefit from Stock Options Exercised
Share-based Compensation
Stock Issued Under Employee Benefit Plans
Stock Issued Under Dividend Reinvestment and Stock Purchase Plan
Stock Options Exercised
Stock Redeemed
Adjustment to issuance of stock related to acquisition
BALANCES, DECEMBER 31, 2009	116,125	$112,498
Comprehensive Income
Net Income
Other Comprehensive Income, Net of Tax
Cash Dividends on Common Stock ($.04 per Share)
Cash Dividends on Preferred Stock under Capital Purchase Program
Cumulative Preferred Stock Converted to Trust Preferred Securities	(46,400)	(45,099)
Accretion of Discount on Preferred Stock		606
Private Stock Issuance
Tax Benefit (Loss) from Stock Options Exercised
Share-based Compensation
Stock Issued Under Employee Benefit Plans
Stock Issued Under Dividend Reinvestment and Stock Purchase Plan
Stock Redeemed
BALANCES, DECEMBER 31, 2010	69,725	$68,005

See Annual Report on Form 10-K for complete consolidated financials.

2010 Annual Report 13

Common Stock
Shares	Amount	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
18,002,787	$2,250	$137,801	$202,750	$(2,865)	$339,936
			20,638		20,638
			(16,775)		(16,775)
			(64)		(64)
			(53)		(53)
					125
				(12,799)	(12,799)
		I56			I56
225	1	1,897			1,898
50,II9	6	767			773
44,554	6	1,015			1,021
122,890	15	1,618			1,633
(134,169)	(17)	(2,171)			(2,188)
3,091,717	386	61,216			61,602
21,178,123	$2,647	$202,299	$206,496	$(15,664)	$395,903
			(40,763)		(40,763)
			(9,985)		(9,985)
			(4,269)		(4,269)
		4,245			4,245
			(619)		—
					111,754
				6,838	6,838
		60			60
50,564	6	2,288			2,294
122,572	I6	809			825
65,015	8	519			527
(14,059)	(2)	(191)			(193)
(174,474)	(22)	(3,429)			(3,451)
21,227,741	$2,653	$206,600	$150,860	$(8,826)	$463,785
			6,909		6,909
				(1,331)	(1,331)
			(989)		(989)
			(5,366)		(5,366)
			10,052		(35,047)
			(606)		—
4,200,000	525	23,625			24,150
		(50)			(50)
49,833	6	1,744			1,750
97,966	I2	570			582
11,545	2	89			91
(12,834)	(1)	(75)			(76)
25,574,251	$3,197	$232,503	$160,860	$(10,157)	$454,408

14 First Merchants Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
(Dollars In thousands)	2010	2009	2008
Cash Flow From Operating Activities:
Net income (loss)	$6,909	$(40,763)	$20,638
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	46,483	122,176	28,238
Depreciation and amortization	5,702	5,962	4,613
Change in deferred taxes	(1,810)	(10,858)	(8,666)
Share-based compensation	1,750	2,294	1,898
Tax expense (benefit) from stock options exercised	50	(60)	(156)
Mortgage loans originated for sale	(254,712)	(305,778)	(102,591)
Proceeds from sales of mortgage loans	241,279	302,037	104,250
Gains on sales of securities available for sale	(3,406)	(11,141)	(599)
Recognized loss on other-than-temporary-impairment	1,544	6,729	2,682
Change in interest receivable	2,144	3,158	2,858
Change in interest payable	(1,449)	(3,133)	(1,217)
Pension adjustment for measurement date change			(117)
Other adjustments	36,567	(53,013)	(12,818)
Net cash provided by operating activities	$81,051	$17,610	$39,013
Cash Flows from Investing Activities:
Net change in interest-bearing deposits	$8,809	$(35,202)	$10,716
Purchases of:
Securities available for sale	(311,465)	(385,697)	(100,988)
Securities held to maturity	(180,311)	(165,844)	(29,058)
Proceeds from sales of securities available for sale	117,804	309,246	60,335
Proceeds from maturities of
Securities available for sale	65,688	134,337	139,825
Securities held to maturity	40,825	38,568	17,042
Proceeds from sales of mortgages		33,452
Change in Federal Reserve and Federal Home Loan Bank stock	4,692	(4,257)	(261)
Purchase of bank owned life insurance			(706)
Net cash paid in acquisitions			6,934
Net change in loans	345,518	296,416	(250,621)
Proceeds from the sale of other real estate owned	20,641	39,595	10,775
Other adjustments	(2,348)	(2,125)	(4,181)
Net cash provided by (used in) investing activities	$109,853	$258,489	$(140,188)
Cash Flows from Financing Activities:
Net change in :
Demand and savings deposits	$84,993	$184,228	$74,992
Certificates of deposit and other time deposits	(352,649)	(366,503)	144,328
Borrowings	2,382	126,587	961,074
Repayment of borrowings	(65,247)	(294,715)	(1,048,161)
Cash dividends on common stock	(989)	(9,985)	(16,775)
Cash dividends on preferred stock	(4,931)	(4,269)
Stock issued in private equity placement	24,150
Stock issued under employee benefit plans	582	825	773
Stock issued under dividend reinvestment and stock purchase plans	91	527	1,021
Stock options exercised			1,633
Cumulative preferred stock issued		116,000	125
Tax (expense) benefit from stock options exercised	(50)	60	156
Stock redeemed	(76)	(193)	(2,188)
Net cash provided by (used in) financing activities	$(311,744)	$(247,438)	$116,978
Net Change in Cash and Cash Equivalents	(120,840)	28,661	15,803
Cash and Cash Equivalents, January 1	179,147	150,486	134,683
Cash and Cash Equivalents, December 31	$58,307	$179,147	$150,486
Additional cash flows information:
Interest paid	$57,458	$80,226	$89,570
Income tax paid (refunded)	(17,674)	3,184	18,393
Exchange of preferred stock for trust preferred debt	46,400
Loans transferred to other real estate owned	32,950	42,708	24,647

See Annual Report on Form 10-K for complete consolidated financials.

2010 Annual Report 15

LOCATIONS

INDIANA
ADAMS COUNTY

Decatur Downtown
103 East Monroe Street
Decatur, IN 46733
(260) 724-2157

Decatur Main
520 North 13th Street
Decatur, IN 46733
(260) 724-2157

Decatur ATM
Adams County
Memorial Hospital
1100 Mercer Avenue
Decatur, IN 46733

Woodcrest
1300 Mercer Avenue
Decatur, IN 46733
(260) 724-2157

BROWN COUNTY

Nashville
189 Commercial Drive
Nashville, IN 47448
(812) 988-1200

CARROLL COUNTY

Flora
805 East Columbia Street
Flora, IN 46929
(574) 967-4318

CLINTON COUNTY

Frankfort
1900 East Wabash Street
Frankfort, IN 46041
(765) 654-8742

Frankfort Downtown
60 South Main Street
Frankfort, IN 46041
(765) 654-8533

DELAWARE COUNTY

Albany
937 West Walnut Street
Albany, IN 47320
(765) 789-4426

Daleville
14500 West Davis Drive
Daleville, IN 47334
(765) 378-7077

Daleville ATM
9301 South Innovation Drive
Daleville, IN 47334

East Jackson
101 South Country Club Road
Muncie, IN 47303
( 76 5) 747-1332

Eaton
107 East Harris Street
Eaton, IN 47338
(765) 396-3311

Eaton ATM
Marathon VP
170 00 North State Road 3
Eaton, IN 47338

Madison
2101 South Madison Street
Muncie, IN 47302
( 76 5) 747-15 41

Muncie Main
200 East Jackson Street
Muncie, IN 47305
( 76 5) 747-150 0

Northwest
1628 West McGalliard Road
Muncie, IN 47304
(765) 747-1552

Southway
3700 South Madison Street
Muncie, IN 47302
( 76 5) 747-1574

Tillotson
801 South Tillotson Avenue
Muncie, IN 47304
( 76 5) 747-1335

Village
1701 West University Avenue
Muncie, IN 47303
(765) 747-1592

Westminster Village
5801 West Bethel Avenue
Muncie, IN 47304
(765) 378-8760

Yorktown
1501 North Nebo Road
Muncie, IN 47304
(765) 747-4910

First Merchants Insurance Group
302 East Jackson Street
Muncie, IN 47307
(765) 213-3400

FAYETTE COUNTY

Connersville 9th Street
832 North Central Avenue
Connersville, IN 47331
(765) 827-0811

Connersville North
3030 Western Avenue
Connersville, IN 47331
(765) 827-9846

HAMILTON COUNTY

Carmel
One East Carmel Drive
Suite 100
Carmel, IN 46032
(317) 844-5675

Fishers
12514 East 116th Street
Fishers, IN 46037
(317) 913-9020

Indianapolis
10333 North Meridian Street
Suite 350
Indianapolis, IN 46290
(317) 844-2980

Noblesville
17833 Foundation Drive
Noblesville, IN 46060
(317) 770-7570

Westfield
3002 State Road 32 East
Westfield, IN 46074
(317) 867-5488

HENDRICKS COUNTY

Avon
7648 East U.S. Highway 36
Avon, IN 46123
(317) 272-0467

Brownsburg
975 East Main Street
Brownsburg, IN 46112
(317) 852-3134

Plainfield
1121 East Main Street
Plainfield, IN 46168
(317) 837-3640

HENRY COUNTY

Middletown
790 West Mill Street
Middletown, IN 47356
(765) 354-2291

Mooreland
1 10 South Broad Street
Mooreland, IN 47360
(765) 766-5375

Sulphur Springs
105 East Main Street
Sulphur Springs, IN 47388
(765) 533-4171

HOWARD COUNTY

Kokomo
1306 East Gano Street
Kokomo, IN 46901
(765) 236 -0730

JAPSER COUNTY

Demotte
437 North Halleck Street
Demotte, IN 46310
(219) 987-5812

Remington
101 East Division Street
Remington, IN 47977
(219) 261-2161

Rensselaer
200 West Washington Street
Rensselaer, IN 47978
(219) 866-7121

16 First Merchants Corporation

Rensselaer ATM
St. Joseph College
Halleck Center
910 West Schaefer Circle
Rensselaer, IN 47978

JAY COUNTY
Portland Main
112 West Main Street
Portland, IN 47371
(260) 726-7158

Portland Supercenter
218 West Lincoln Street
Portland, IN 47371
(260) 726-7158

JOHNSON COUNTY
Franklin
2259 North Morton Street
Franklin, IN 46131
(317) 346-7474

Emerson
1250 North Emerson Avenue
Greenwood, IN 46143
(317) 881-1414

Greenwood Mall
1275 U.S. Highway 31 North
Greenwood, IN 46142
(317) 884-1045

Greenwood - State Road 135
996 South State Road 135
Greenwood, IN 46143
(317) 882-4790

Worthsville Road
18 Providence Drive
Greenwood, IN 46143
(317) 883-3559

Trafalgar
110 North State Road 135
Trafalgar, IN 46181
(317) 878-4111

Treybourne
648 Treybourne Driv
Greenwood, IN 46142
(317) 883-8811

MADISON COUNTY

Anderson Main
33 West 10th Street
Anderson, IN 46016
(765) 622-9773

University
1933 University Blvd.
Anderson, IN 46012
(765) 640-4973

53rd Street
1526 East 53rd Street
Anderson, IN 46013
(765) 648-4950

Nichol
2825 Nichol Avenue
Anderson, IN 46011
(765)640-4981

Anderson ATM
Anderson University
1100 East 5th Street
Anderson, IN 46012

Hartman
416 East Hartman Road
Anderson, IN 46012
(765) 608-3336

Heritage
3055 U.S. Highway 36 West\
Pendleton, IN 46064
(765) 778-9793

Ingalls ATM
227 North Swain Street
Ingalls, IN 46048

Lapel
1011 North Main Street
Lapel, IN 46051 (765) 534-3181

Pendleton
100 East State Street
Pendleton, IN 46064
(765) 778-2132

First Merchants Insurance Group
915 Jackson Street
Anderson, IN 46016
(765)644-7818

First Merchants Insurance Group
117 North Pendleton Avenue
Pendleton, IN 46064
(765) 778-2525

MIAMI COUNTY

Maconaquah
990 West Main Street Peru, IN 46970
(765) 472-4363

Miami
855 North Broadway
Peru, IN 46970
(765) 472-0253

Montgomery Office
Crawfordsville
134 South Washington Street
Crawfordsville, IN 47933
(765) 362-0200

MORGAN COUNTY

Mooresville
1010 North Old State Road 67
Mooresville, IN 46158
(317) 834-4100

Morgantown
180 West Washington Street
Morgantown, IN 46160
(812) 597-4425

RANDOLPH COUNTY Union City
450 West Chestnut Street
Union City, IN 47390
(765) 964-3702

Winchester
122 West Washington Street
Winchester, IN 47394
(765) 584-2501

First Merchants Insurance Group
207 North Columbia
Union City, IN 47390
(765) 964-3116

First Merchants Insurance Group
107 South Main Street
Winchester, IN 47394
(765) 584-1121

TIPPECANOE COUNTY

26 East
3901 State Road 26 East
Lafayette, IN 47905
(765) 423-7167

Attica ATM
Super test
301 South Brady Street
Attica, IN 47918

Elston
2862 U.S. Highway 231 South
Lafayette, IN 47909
(765) 423-7166

Lafayette Station
2504 Teal Road
Lafayette, IN 47905
(765) 423-7164

Lafayette Main
250 Main Street
Lafayette, IN 47901
(765) 423-7100

Lafayette - 350 South ATM
Super test
1803 East 350 South
Lafayette, IN 47909

Lafayette ATM
Super test
1309 Sagamore Parkway South
Lafayette, IN 47905

Market Square
2200 Elmwood Avenue
Lafayette, IN 47904
(765) 423-7163

Purdue ATM
Purdue University
Memorial Union
101 North Grant Street
West Lafayette, IN 47906

Tippecanoe Court
2513 Maple Point Drive
Lafayette, IN 47905
(765) 423-3821

Valley Lakes
1803 East 350 South
Lafayette, IN 47909
(765) 423-3841

West Lafayette
2329 North Salisbury Street
West Lafayette, IN 47906
(765) 423-7162

West Lafayette ATM
JB Battlefield
5851 State Road 43 North
West Lafayette, IN 47906

UNION COUNTY

Liberty
107 West Union Street
Liberty, IN 47353
(765) 458-5131

WABASH COUNTY

Chippewa
1250 North Cass Street
Wabash, IN 46992
(260) 563-4116

Meshingomesia
901 State Road 114 West
North Manchester, IN 46962
(260) 982-7504

Wabash Downtown
189 West Market Street
Wabash, IN 46992
(260) 563-4116

WAYNE COUNTY

Richmond - Chester Blvd
2206 Chester Blvd.
Richmond, IN 47374
(765) 935-4505

Richmond - Glen Miller
1 Glen Miller Parkway
Richmond, IN 47374
(765) 962-8150

WHITE COUNTY

Brookston
103 North Prairie Street
Brookston, IN 47923
(765) 563-6400

Monticello Main
116 East Washington Street
Monticello, IN 47960
(574) 583-4666

Monticello WalMart
1088 West Broadway Street
Monticello, IN 47960
(574) 583-3078

Reynolds
105 East 2nd Street
Reynolds, IN 47980
(219) 984-5471

OHIO
BUTLER COUNTY

Oxford
4 North College Avenue
Oxford, OH 45056
(513) 524-8301

FRANKLIN COUNTY

Columbus Main
3650 Olentangy River Road
Suite 100
Columbus, OH 43214
(614) 583-2200

HAMILTON COUNTY
Cincinnati
8170 Corporate Park Drive
Suite 240
Cincinnati, OH 45242
(513) 794-7450

2010 Annual Report

CORPORATE INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

BOARD
Charles E. Schalliol
Chairman
Baker and Daniels LLP
Of Counsel

Michael C. Rechin
First Merchants Corporation
President and Chief Executive Officer

Thomas B. Clark
Jarden Corporation
Chairman of the Board, President
and Chief Executive Officer (retired)

Jerry R. Engle
First Merchants Bank, N.A.
Senior Vice President and
Community Leader

Roderick English
The James Monroe Group, LLC
President and Chief Executive Officer

Dr. Jo Ann M. Gora
Ball State University
President

William L. Hoy
Columbus Sign Company
Chief Executive Officer and Co-Owner

Barry J. Hudson
First National Bank of Portland
Chairman of the Board (retired)

Patrick A. Sherman
Sherman & Armbruster, LLP
Partner and CPA

Terry L. Walker
Muncie Power Products, Inc.
Chairman of the Board and
Chief Executive Officer

Jean L. Wojtowicz
Cambridge Capital
Management Corporation
President and Chief Executive Officer

MANAGEMENT
Michael C. Rechin
President and Chief Executive Officer

Mark K. Hardwick
Executive Vice President
and Chief Financial Officer

Michael J. Stewart
Executive Vice President
and Chief Banking Officer

Jami L. Bradshaw
Senior Vice President and
Chief Accounting Officer

Robert R. Connors
Senior Vice President, Operations
and Technology

Kimberly J. Ellington
Senior Vice President and
Director of Human Resources

Jeffrey B. Lorentson
Senior Vice President
and Chief Risk Officer

John J. Martin
Senior Vice President
and Chief Credit Officer

Corporate Headquarters
200 East Jackson Street
P. O. Box 792
Muncie, IN 47305-2814
(765) 747-1500

Ticker Symbol
NASDAQ: FRME

Transfer Agent and Registrar
American Stock Transfer & Trust Co.
6201 15th Ave
Brooklyn, NY 11219
(800) 937-5449

Form 10-K and Proxy Statement
A copy of the company’s Form 10-K and Proxy
Statement will be sent to shareholders upon written
request to Mark K. Hardwick, Executive Vice President
and Chief Financial Officer

Website
www.firstmerchants.com

Investor Relations Contact
David L. Ortega
(765) 378-8937 or (800) 262-4261, Ext. 28937
dortega@firstmerchants.com

Independent Registered Public Accounting Firm
BKD, LLP
Indianapolis, IN

Annual Meeting
Tuesday, May 3, 2011 at the Horizon Convention
Center, 401 South High Street, Muncie, IN 47305
at 3:30 p.m., local time.

Summary Annual Report
This report is in a summary format. It is intended to
present 2010 results in a simple, readable style. The
more detailed operational
and financial material is
part of the Annual Report on Form 10-K.

OUR VISION

 A community bank focused on building deep, lifelong client relationships and providing maximum shareholder value. We provide an experience where customers can bank with their neighbors, realizing that our business begins and ends with people.

Design and Production by www.annualreportsinc.com

200 East Jackson Street P.O. Box 792 Muncie, IN 47305 (765) 747-1500 www.firstmerchants.com